UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 28, 2014

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road Devens, Massachusetts	01434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 842-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 21, 2014 the United States District Court for the District of Massachusetts (the “Court”) issued an order preliminarily approving the proposed Stipulation and Agreement of Settlement (the “Settlement”) to settle the previously disclosed stockholder derivative actions In re American Superconductor Corporation Derivative Litigation, Docket No. 1:11-cv-10784-WGY, filed in the Court, In re American Superconductor Corporation Shareholder Derivative Litigation, Docket No. 11-1961, filed in Superior Court for the Commonwealth of Massachusetts, and Krasnoff v. Budhraja, et al., Docket No. 7171 filed in the Court of Chancery for the State of Delaware. The terms of the Settlement are described in American Superconductor Corporation’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2014.

A hearing to determine whether the Court should issue an order of final approval of the Settlement has been scheduled for May 6, 2014, at 2:00 p.m. at the United States District Court for the District of Massachusetts, located at the John Joseph Moakley U.S. Courthouse, 1 Courthouse Way, Suite 2300, Boston, Massachusetts 02210. Pursuant to the Court’s order, any objections to the Settlement must be filed in writing with the Court and served on the parties to the litigation by no later than April 16, 2014. Pursuant to the Court’s order, any such objections must comply with the terms and conditions set forth in the Notice to Current AMSC Shareholders Regarding Proposed Settlement of Derivative Actions (the “Notice”), a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Notice to Current AMSC Shareholders Regarding Proposed Settlement of Derivative Actions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: February 28, 2014	By:	/s/ David A. Henry
David A. Henry
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice to Current AMSC Shareholders Regarding Proposed Settlement of Derivative Actions.

4